Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of May 23, 2025, is entered into between MI7 Sponsor, LLC, a Delaware limited liability company (the “Buyer”), M3-Brigade Sponsor V LLC, a Delaware limited liability company (“Seller”) and M3-Brigade Acquisition V Corp., a Cayman Islands exempted Company (the “SPAC”).

Unless otherwise stated herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the prospectus relating to the registration statement on Form S-1 of M3-Brigade Acquisition V Corp. filed with the Securities and Exchange Commission on August 2, 2024 (Registration No. 333-279951).

RECITALS

WHEREAS, the SPAC is a Cayman Islands exempted company that was incorporated on March 12, 2024 and that consummated an initial public offering of its units on August 2, 2024, generating gross proceeds of $287,500,000; and

WHEREAS, the class A ordinary shares, par value $0.0001 per share, of the SPAC (“Class A Shares”), and associated warrants to purchase Class A Shares (“Listed Warrants”), and units of the SPAC are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols “MBAV”, “MBAVW” and “MBAVU” respectively; and

WHEREAS, Seller is the sponsor of the SPAC, and as of the date hereof, owns and holds the following SPAC securities: 5,043,750 private placement warrants (the “Private Placement Warrants”), and 7,187,500 class B ordinary shares, par value $0.0001 per share, of the SPAC (“Class B Shares”); and

WHEREAS, Seller wishes to sell, assign, transfer, convey and deliver, and Buyer wishes to purchase from Seller, all of Seller’s Class B Shares and Private Placement Warrants (the “Transferred Sponsor SPAC Securities”) from the Seller, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

PURCHASE AND SALE

Section 1.01. Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined herein), Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title, and interest in and to the Transferred Sponsor SPAC Securities for the consideration specified in Section 1.02. The Transferred Sponsor SPAC Securities shall be free and clear of any mortgage, pledge, lien, charge, security interest, claim, or other encumbrance (“Encumbrance”).

Section 1.02. Purchase Price. The aggregate purchase price for the Transferred Sponsor SPAC Securities shall be $6,467,500, payable in cash at the Closing (the “Closing Cash Purchase Price”).

Section 1.03. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place as soon as practicable after signing of this Agreement, on such time and date as may be mutually agreed by the Buyer and the Seller, subject to satisfaction of the conditions set forth herein (the “Closing Date”). At the Closing:

(a) Seller shall deliver to Buyer (or its designated transferee and assignee) a transfer and assignment of the Transferred Sponsor SPAC Securities against payment of the Closing Cash Purchase Price to an account designated by the Seller; and

(b) The SPAC shall deliver a corresponding instruction to the SPAC’s transfer agent or registered office (as the case may be), to update its records accordingly, and, if requested or required by such transfer agent or registered office (as the case may be), the SPAC will cause its counsel to issue an opinion to such transfer agent that the sale of the Transferred Sponsor SPAC Securities may be made without registration under the Securities Act of 1933, as amended (the “Securities Act”).

The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. E.T. on the Closing Date.

Section 1.04. Buyer Acknowledgement. Buyer acknowledges that an initial business combination must be consummated by August 2, 2026, in the absence of any extension obtained from the shareholders of the SPAC in accordance with the terms of the SPAC’s Amended and Restated Memorandum and Articles of Association.

Section 1.05. Buyer Closing Conditions. The obligations of Buyer hereunder in connection with the Closing are subject to the satisfaction (or Buyer’s waiver of one or more at the Buyer’s sole discretion) of the following conditions:

(a) delivery to Buyer of a transfer and assignment of the Transferred Sponsor SPAC Securities, including in relation to the Class B Shares, an executed share transfer form in form and substance reasonably acceptable to the directors of the SPAC, and in relation to the Private Placement Warrants, an executed irrevocable warrant power in form and substance satisfactory to Buyer, the SPAC and Continental Stock Transfer & Trust Company as warrant agent;

(b) a certified copy of the Class B Shares Register of Members of the SPAC recording the transfer of the Class B Shares;

(c) the delivery by Seller of the resignations, effective as of the Closing, of such directors of the SPAC as may requested by Buyer in writing on or prior to the day immediately preceding the Closing Date;

(d) the delivery by Seller of resignations, effective as of the Closing, of such officers of the SPAC as may be requested by Buyer in writing on or prior to the day immediately preceding the Closing Date;

(e) the director nominees designated by the Buyer at least two business days prior to the Closing Date, if any (the “Initial Board Designees”), which shall not constitute a majority of the SPAC’s Board of Directors, shall have been appointed to the SPAC’s Board of Directors, effective as of the Closing, and individuals to be named by the Buyer at least two business days prior to the Closing Date, if any (collectively, the “Management Designees”), designated by Buyer as the Chief Executive Officer, Chief Financial Officer and Executive Vice President, respectively, of the SPAC, shall have been appointed as officers of the SPAC, effective as of the Closing;

(f) resolutions being duly adopted by the Board of Directors of the SPAC,

(i) authorizing the execution, delivery, and performance of this Agreement and the sale of the Transferred Sponsor SPAC Securities contemplated herein;

(ii) accepting the resignation of an agreed selection of incumbent officers and directors of the SPAC, if any; and

(iii) fixing the number of directors of the entire Board of Directors of the Company, if requested by the Buyer at least two business days prior to the Closing Date;

(g) the Seller shall have assigned, and Buyer shall have assumed Sellers rights and obligations pursuant to (i) that certain letter agreement (the “Letter Agreement”), dated July 31, 2024, among the SPAC, the SPAC’s officers and directors and Seller and (ii) that certain registration rights agreement (the “Registration Rights Agreement”), dated July 31, 2024, between Seller and the SPAC, and, in each case, pursuant to an assignment and assumption agreement in form and substance reasonably satisfactory to the Buyer and the Seller, and acknowledged and agreed by any such other parties to such agreements as reasonably requested by Buyer;

(h) all parties to the Letter Agreement shall have waived the limitations in Section 7 thereof with respect to the transactions contemplated hereby, pursuant to a written waiver in form and substance reasonably satisfactory to the Buyer

(i) good standing certificate of the SPAC;

(j) certified true copies or original of all material corporate records of the SPAC, including the memorandum and articles of association, formation documents, board resolutions and shareholder resolutions;

(k) certified true, complete and correct copies of all material agreements entered into by (i) the SPAC and (ii) solely to the extent relating to the SPAC, Seller, in each case, including all confidentiality agreements and letters of intent or other similar agreements with any potential targets (if any);

(l) delivery of a duly executed release and satisfaction agreements in favor of the SPAC with respect to any outstanding payment obligations (including any deferred or contingent payment obligations) owed to the Seller, in form and substance reasonably satisfactory to the Buyer;

(m) Seller has caused its applicable Affiliate to terminate external access to SPAC’s page on its website, and make the referenced documents and information available to Buyer;

(n) delivery of a duly executed certificate, by an executive officer of each of the Seller and the SPAC, confirming and certifying that (i) each of the representations and warranties of Seller contained in this Agreement, or in any other documents delivered by Seller to Buyer in connection with the Closing were true, complete and correct as of the date hereof and are true, complete and correct as of the Closing Date and (ii) Seller has complied with and performed in all material respects all of their material covenants and obligations contained in this Agreement;

(o) The closing of the Buyer’s purchase, from Cantor Fitzgerald & Co., or its applicable Affiliate, of 3,293,750 additional private placement warrants to purchase Class A Shares shall have been consummated, or shall be consummated substantially simultaneously with the Closing; and

(p) Other deliverables that reasonably may be required for the execution, delivery, and performance of this Agreement and the transactions contemplated herein.

Section 1.06. Seller Closing Conditions. The respective obligations of Seller hereunder in connection with the Closing are subject to the satisfaction (or Seller’s waiver of one or more) of the following conditions:

(a) Payment of the Closing Cash Purchase Price; and

(b) Other deliverables that reasonably may be required for the execution, delivery, and performance of this Agreement and the transactions contemplated hereby.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller and the SPAC hereby represent and warrant to Buyer that each of the representations and warranties contained in this ARTICLE 2 are true, correct and complete as of the date hereof and as of the Closing Date. For purposes of this ARTICLE 2, “Seller’s knowledge,” “knowledge of Seller,” and any similar phrases (or any analogous phrases referencing the SPAC) shall mean the actual or constructive knowledge of any consultant, director or officer of Seller (or the SPAC, as the case may be), as if such consultant, officers and directors shall have made diligent inquiry of the matters presented, or a reasonably prudent individual operating in the capacity of a consultant, executive officer or director could be expected to discover or otherwise become aware of such a fact or matter.

Section 2.01. Organization and Authority; Enforceability. Each of Seller and the SPAC is an entity duly incorporated or organized, validly existing, and in good standing with its state or jurisdiction of incorporation or organization. Seller has full power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery, and performance by the SPAC and Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions to which it is a party which are contemplated hereby and thereby have been duly authorized by all requisite action on its part (or its governing body, if applicable). This Agreement and the documents to be delivered hereunder have been duly executed and delivered by the SPAC and Seller, and, assuming due authorization, execution, and delivery by Buyer, this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of the SPAC and Seller, enforceable against the SPAC and Seller in accordance with their respective terms.

Section 2.02. Accrued expenses. As of the Closing Date, the SPAC has no accrued and unpaid expenses (including all known, estimated, contingent or deferred liabilities of the SPAC, regardless of whether set forth on the SPAC’s balance sheet) and its only deferred expenses are (a) the deferred underwriting commission owed to Cantor Fitzgerald & Co., due and payable in accordance with and subject to, the terms and conditions of the Underwriting Agreement and (b) not more than $300,000 of deferred expenses owed to Paul Weiss Rifkind Wharton & Garrison LLP, due and payable at closing of the SPAC’s initial business combination (together, the “Covered Expenses”). There is no unpaid compensation owed by the SPAC or Seller to any officers, directors or advisors of the SPAC. The SPAC has no other tax liability or obligations outstanding, other than any accrued franchise or similar taxes owed to the applicable authorities in the Cayman Islands, which have not yet become due and payable. The Covered Expenses constitute all liabilities of the SPAC (including all liabilities to Seller), whether accrued, disputed, contingent or otherwise, and whether due or to become due and represents all accrued expenses known or unknown to Seller. The SPAC has no other liabilities of any nature. Except as set forth in the Underwriting Agreement, Seller has no agreement with any third party to pay, or cause the SPAC to pay any fee contingent on consummation of a business combination. Notwithstanding the foregoing, the existence of accrued expenses which have not yet been billed to the SPAC and are not in excess of $25,000 in the aggregate shall not cause the representations and warranties contained in this Section 2.02 to be incorrect in any material respect.

Section 2.03. Legal Proceedings. There is no claim, action, suit, proceeding, or governmental investigation or exchange inquiry (collectively, “Action”) against the SPAC or Seller of any nature pending or, to Seller’s knowledge, threatened against the SPAC or Seller that challenges or seeks to prevent, enjoin, or otherwise delay or have an adverse effect on the transactions contemplated by this Agreement, or seeks any monetary compensation from the SPAC. No event has occurred or circumstances exist, that would reasonably be expected to give rise to, or serve as a basis for, any such Action. The Seller has no knowledge of any facts or circumstances that are likely to give rise to litigation against the SPAC and/or the Seller.

Section 2.04. No Conflicts. The execution, delivery, and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with or constitute a default und any organizational documents of the SPAC or Seller, including any operating agreement of Seller; (b) violate or conflict with any rule of the statute, law, Nasdaq, the Securities and Exchange Commission or any other ordinance, rule, or regulation applicable to the SPAC or Seller; (c) violate or conflict with or result in a violation or breach of any provision of any material agreement to which Seller or the SPAC is a party, or (d) result in the creation or imposition of any Encumbrance on the Transferred Sponsor SPAC Securities. Notwithstanding the foregoing, immaterial violations or conflicts which do not result in financial liability to the SPAC or adversely affect the validity of the consummation of the transactions contemplated hereby shall be deemed not to cause the representations and warranties contained solely in Section 2.04(c) to be untrue in any material respect.

Section 2.05. Consents and Approvals. The Seller has obtained all consents, approvals, waivers, or authorizations required to be obtained by it from any person or entity (including any governmental authority) in connection with the execution, delivery, and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby, including approval by the SPAC’s board of directors, and such consents have been delivered to Buyer. For purposes of this Agreement, the term “Person” means an individual, corporation, partnership, joint venture, limited liability company or, governmental authority, unincorporated organization, trust, association, or other entity.

Section 2.06. Capitalization of SPAC; Ownership; Trust Account Balance.

(a) As of the date hereof, (i) the authorized share capital of the SPAC consists of 200,000,000 Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each, and 1,000,000 preference shares of a par value of US$0.0001 each, (ii) 28,750,000 Class A ordinary shares are issued and outstanding and 7,187,500 Class B ordinary shares are issued and outstanding, and (iii) there are 8,337,500 Private Placement Warrants issued and outstanding and 14,375,000 Listed Warrants issued and outstanding. The recitals hereto set forth a true and correct listing of Class B Shares and Private Placement Warrants owned by the Seller. Except for the Class B Shares included in the Transferred Sponsor SPAC Securities, there are no outstanding Class B shares. Except as set forth in this Section 2.06, there are no other equity securities of the SPAC issued and outstanding, no preemptive or other outstanding rights, subscriptions, options, warrants, equity appreciation rights, redemption rights, repurchase rights, convertible, exercisable, or exchangeable membership interests or (other than the Registration Rights Agreement) other agreements, arrangements or commitments of any character relating to the equity interests in of the SPAC or any other securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interest in the SPAC. The SPAC does not have any outstanding bonds, debentures, notes or other obligations that grant to its holder voting rights in the SPAC on any matter or that are convertible or exchangeable into or exercisable for securities that grant to the holder of such converted or exchanged security voting rights in the Company on any matter (whether before or after the initial business combination). The SPAC does not have any other outstanding contractual obligations related to its equity interests, including any voting agreement, voting trust, or similar arrangements, other than the Registration Rights Agreement. Seller is responsible for any and all past, present or future obligations related to its ownership through the Closing Date of such interests in the SPAC (for example individual or entity regulatory filings, taxes, etc.).

(b) As of the date of this Agreement, the SPAC has an amount in cash in the trust account established at the time of the SPAC’s initial public offering for the benefit of the holders of the Class A Shares (the “Trust Account”) of at least $298,000,000. The funds held in the Trust Account are (i) held in an interest-bearing demand deposit accounts, United States treasury securities or money market funds comprised of United States treasury securities and (ii) held in trust pursuant to that certain Investment Management Trust Agreement, dated as of July 31, 2024 (the “Trust Agreement”), by and between the SPAC and Continental Stock Transfer and Trust, as trustee (the “Trustee”). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SPAC SEC Reports to be inaccurate in any material respect or that would entitle any Person to any portion of the funds in the Trust Account (other than (x) in respect of deferred underwriting commissions pursuant to the Underwriting Agreement, (y) the SPAC shareholders who elect to redeem their shares in accordance with the governing documents of the SPAC or (z) with respect to interest earned on the proceeds in the Trust Account (i) to pay taxes and (ii) up to $100,000 to pay dissolution expenses if the SPAC fails to complete a business combination within the allotted time period set forth in the governing documents of the SPAC and liquidates the Trust Account). Prior to the closing of a business combination, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the governing documents of the SPAC and the Trust Agreement. The SPAC has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would reasonably be expected to constitute such a default or breach thereunder. There are no claims or Proceedings pending with respect to the Trust Account. Since July 31, 2024, the SPAC has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement).

Section 2.07. Transferred Sponsor SPAC Securities.

(a) The Transferred Sponsor SPAC Securities are duly authorized, fully paid, validly issued, non-assessable, were not issued in violation of the organizational documents of the SPAC or Seller or any other agreement, arrangement, or commitment to which Seller or the SPAC is a party or by which their respective assets are bound, were issued in compliance with applicable securities Laws or exemptions therefrom and are not subject to or in violation of any preemptive or similar rights of any Person.

(b) Seller is the sole legal, record, and equitable owner of the Transferred Sponsor SPAC Securities, free and clear of all Encumbrances whatsoever (other than any encumbrances that may exist as a result of applicable securities laws). Upon the sale of the Transferred Sponsor SPAC Securities contemplated herein, Buyer will receive good and valid legal title to, and full beneficial ownership of, the Transferred Sponsor SPAC Securities, free and clear of all Encumbrances whatsoever (other than any encumbrances that may exist as a result of applicable securities laws).

(c) Other than the Transferred Sponsor SPAC Securities, Seller has no other ownership interests in the SPAC, including any securities convertible or exchangeable into any ownership interests of the SPAC.

(d) Other than the organizational documents of Seller and the SPAC and the related offering documents, there are no voting trusts, proxies, or other agreements or understandings in effect with respect to the voting or transfer of any of the Transferred Sponsor SPAC Securities, except for the Letter Agreement.

Section 2.08. Listing; SEC Reports; Material Events.

(a) The Class A Shares, Listed Warrants and the SPAC’s units are listed on NASDAQ. There is no action or proceeding pending or threatened against the SPAC by NASDAQ with respect to any intention by such entity to prohibit or terminate the listing such securities.

(b) The SPAC has filed or furnished, as applicable, all material registration statements, forms, reports and other documents required to be filed or furnished by the SPAC with the SEC since completion of its initial public offering. All such registration statements, forms, reports and other documents (including all exhibits thereto) are referred to herein as the “SPAC SEC Reports.” The SPAC SEC Reports (i) were filed or furnished, as applicable, on a timely basis (including following any extensions of time for filing provided by Rule 12b-25 promulgated under the Exchange Act of 1934), (ii) as of their respective dates or, if amended and filed no later than five (5) business days prior to the date of this Agreement, as of the date of the last such amendment, complied, or will comply as of such date, as to form in all material respects with the applicable requirements of the Securities Act, and the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) thereunder applicable to such SPAC SEC Reports and (iii) including any financial statements or schedules included or incorporated by reference therein, did not or will not, as of their respective dates, or, if amended and filed no later than five (5) business days prior to the date of this Agreement, as of the last such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SPAC SEC Reports or necessary in order to make the statements in such SPAC SEC Reports, in the light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SPAC SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes as permitted by Form 10-Q of the SEC) in all material respects the financial position of the SPAC as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended. No executive officer of the SPAC has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any SPAC SEC Reports.

(c) No material events affecting the SPAC or the Transferred Sponsor Securities (i) which are of a nature that would require public disclosure under applicable SEC rules or guidance, or (ii) resulting from any action or deliberate inaction by the Seller or the SPAC, have occurred between December 31, 2024 and the execution of Agreement, other than those events disclosed by the SPAC in SPAC SEC Reports.

Section 2.09. Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or the SPAC.

Section 2.10. Taxes. (a) All material tax returns (including information returns) required to be filed on or before the Closing Date by the Seller and the SPAC have been timely filed, (b) all such tax returns are true, complete and correct in all material respects, (c) all taxes due and owing by the Seller or the SPAC (whether or not shown on any tax return) have been timely paid, (d) all deficiencies asserted, or assessments made, against the Seller and the SPAC as a result of any examinations by any taxing authority have been fully paid, (e) there are no pending or threatened actions by any taxing authority of which the SPAC or the Seller has knowledge, and (f) the Seller represents that there are sufficient monies in the Trust Account to satisfy and current and future tax obligations. The SPAC’s organizational documents and the SPAC’s Investment Management Trust Agreement, dated July 31, 2024, allow for monies to be withdrawn from the Trust Account to cover taxes under the circumstances described in such Investment Management Trust Agreement. The SPAC is treated as a “foreign corporation” for U.S. federal income tax purposes, and has not filed any U.S. entity tax classification elections.

Section 2.11. Adverse Events. No event or circumstance has occurred that would reasonably be expected to negatively impact the Buyer's ability to obtain or purchase directors and officers’ insurance for the SPAC, other than events or circumstances generally affecting the market for such insurance for SPACs and other facts or circumstances not specific to the SPAC.

Section 2.12. Trust Waiver. As of Closing, the SPAC does not have any outstanding material contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses leases and other instruments or obligations of any kind (including any amendments and other modifications thereto) with any vendors, service providers, prospective target businesses or other entities with which the SPAC does business (except its independent registered public accounting firm) which do not include a waiver by such counterparties of any right, title, interest or claim of any kind in or to any monies held in the Trust Account.

Section 2.13. Material Contracts. Each contract to which the Seller and/or the SPAC is a party or by which any of their respective assets or properties are bound or subject to that are material to the business, assets, liabilities, financial condition, results of operations or prospects of the Seller taken as a whole (each a “Material Contract” and collectively, the “Material Contracts”) has been either been filed or furnished in a SPAC SEC Report or provided to the Buyer. No member of the Seller nor any other party thereto, is in breach or default under, or has provided or received any written notice of any intention to terminate, any Material Contract.

Section 2.14. Related Parties. The SPAC is not a party to any contract or arrangement with any related party or other affiliate, other than (a) the Letter Agreement and (b) any other agreements incidental to the initial public offering of the SPAC for which true and correct copies have been filed or furnished in a SPAC SEC Report. After giving effect to the Closing and the transactions contemplated thereby, the SPAC shall have not outstanding liabilities or obligations to the Seller.

Section 2.15. Books and Records. All material contracts, documents, financial statements, accounts, books and ledgers of the SPAC have been properly and accurately kept and completed in accordance in all material respects with applicable accounting standards, and there are no inaccuracies or discrepancies of any kind contained or reflected therein that, individually or in the aggregate, would reasonably be expected to be material to the SPAC. Neither the Seller, the SPAC nor any subsidiary of the Seller has received any written or oral allegation, assertion or claim with respect to accounting, internal accounting controls, auditing practices, procedures, methodologies or methods of the SPAC, the Seller or any subsidiary of the Seller, or unlawful accounting or auditing matters with respect to the SPAC or the Seller.

Section 2.16. Accuracy and Completeness of Representations and Warranties. The representations and warranties of Seller contained in this ARTICLE 2 and elsewhere in this Agreement or in any other document or agreement executed and delivered by the Seller in connection with the transactions contemplated hereby (including all Exhibits and schedules hereto or thereto), are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements and information contained therein not misleading. There are no circumstances, facts or events known to Seller that have not been disclosed to Buyer in writing that have had or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the SPAC.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this ARTICLE 3 are true, complete and correct in all material respects as of the date hereof and as of the Closing Date. For purposes of this ARTICLE 3, “Buyer’s knowledge,” “knowledge of Buyer” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer, as if such officers and directors shall have made diligent inquiry of the matters presented, or a reasonably prudent individual operating in the capacity of an officer or director could be expected to discover or otherwise become aware of such a fact or matter.

Section 3.01. Organization and Authority of Buyer; Enforceability. Buyer is duly organized, validly existing, and in good standing with the state of its formation. Buyer has full power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and, assuming due authorization, execution, and delivery by Seller and the SPAC, this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 3.02. No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Buyer. No consent, approval, waiver, or authorization is required to be obtained by Buyer from any Person or entity (including any governmental authority) in connection with the execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03. Investment Purpose. Buyer is acquiring the Transferred Sponsor SPAC Securities solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Transferred Sponsor SPAC Securities are not registered under the Securities Act, or registered under any state securities laws, and that the Transferred Sponsor SPAC Securities may not be transferred or sold except pursuant to the registration provisions of the Securities Act, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 3.04. Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 3.05. Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred, or circumstances exist that may give rise to, or serve as a basis for, any such Action.

ARTICLE 4

INDEMNIFICATION

Section 4.01. Survival of Representations and Covenants. All representations, warranties, covenants, and agreements contained herein and all related rights to indemnification shall survive the Closing until the expiration of the applicable statute of limitations.

Section 4.02. Indemnification By Seller. Subject to the other terms and conditions of this ARTICLE 4, from the Closing, Seller shall defend, indemnify, and hold harmless Buyer, its Affiliates and their respective shareholders, partners, agents, representatives, successors, members, directors, managers, officers, and employees (“Buyer Indemnified Parties”) from and against:

(d) any and all claims, judgments, damages, taxes, liabilities, settlements, losses, costs, and expenses, including reasonable attorneys’ fees and disbursements (collectively, a “Loss”), arising from or relating to any inaccuracy, omission or breach of any of the representations or warranties of Seller, contained in this Agreement or any document delivered in connection herewith;

(e) any Loss arising from or relating to any gross negligence, omission, bad faith, willful misconduct or fraud of Seller or any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement; or

(f) Any Loss arising from Seller actions prior to the Closing.

For purposes of this Agreement, “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

Section 4.03. Indemnification By Buyer. Subject to the other terms and conditions of this ARTICLE 4, from the Closing, Buyer shall defend, indemnify, and hold harmless Seller, its Affiliates, and their respective shareholders, members, directors, managers, officers, and employees from and against all Losses arising from or relating to:

(a) any Loss arising from or relating to any breach of any of the representations or warranties of Buyer contained in this Agreement or any document delivered in connection herewith; or

(b) any Loss arising from or relating to any gross negligence, bad faith, willful misconduct or fraud of Buyer or any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement; or

(c) Any Loss arising from Buyer actions following the Closing, solely to the extent such Losses are incurred, and a claim for indemnification pursuant hereto has been made against Buyer in writing prior to the date that is 18 months from the date hereof.

Section 4.04. Cumulative Remedies. The rights and remedies provided in this ARTICLE 4 are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE 5

RELEASE

Section 5.01. Seller Release. Effective upon the Closing, Seller hereby releases the SPAC and each of its officers, directors and shareholders from any claims that Seller may have now or in the future, whether contractual, statutory or otherwise, against any of the SPAC, its officers, directors or shareholders relating to (i) the formation of the SPAC, (ii) the operation of the SPAC (including agreements between Seller and the SPAC) up to the Closing (including any outstanding receivables) and (iii) the dismissal of Seller or any of its officers, directors or employees as an officer, director or employee of the SPAC, as applicable, prior to or at Closing. Notwithstanding the foregoing, nothing herein shall be construed as a waiver or release of any rights under this Agreement or any of the agreements executed and delivered hereunder, or any claim for fraud.

ARTICLE 6

COVENANTS

Section 6.01. Acknowledgements.

(a) Seller acknowledges and agrees that Buyer is not assuming any expenses of Seller hereby.

(b) Buyer and the SPAC acknowledge and agrees that liabilities incurred by the SPAC after the Closing will remain the responsibility of the SPAC and will be paid or otherwise settled by the SPAC. The SPAC will be responsible for the payment of future obligations related to the ongoing operation of the SPAC.

Section 6.02. Buyer Responsible for All Future Regulatory Filings. Following the Closing, Buyer shall be responsible for making all regulatory filings related to the SPAC.

Section 6.03. Buyer’s Discretion. Buyer shall, at its sole discretion, retain full authority to make all decisions pertaining to the SPAC following the Closing, including but not limited to decisions regarding fees, contracts, including the termination of any agreements, engagement of service providers, or the business combination. In the event that any such decision or agreement necessitates Seller's agreement, vote, or approval, the Seller hereby agrees and undertakes to agree, vote, or approve as reasonably requested by Buyer. The Seller agrees to use reasonable best efforts to arrange for any prior directors or officers of the SPAC, to provide any consents, approvals, waivers, signatures of any documents or other requests as may be reasonably requested by the Buyer no later than 24 hours after receipt of such request from the Buyer. This obligation shall only apply if the Buyer has provided the Seller with notice by e-mail during business hours.

Section 6.04. Conduct Prior to the Closing. Between the date of this Agreement and the Closing, unless Buyer otherwise agrees in writing, the SPAC and the Seller will cause the SPAC and the Seller to (a) conduct the business only in the ordinary course of business and in a manner consistent with past practice, (b) use best efforts to preserve intact the business and goodwill with respect to the business, and (c) not incur any material expenses or obligations which would be an obligation of the SPAC following Closing.

Section 6.05. Public Announcements. The initial press release regarding this Agreement and the transactions contemplated hereby shall be made at such time and in such form as Buyer and the Seller shall mutually agree. None of the Buyer, the Seller or the SPAC (nor any of their respective Affiliates) will issue or make any prior or subsequent press release or public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent (which consent shall not be unreasonably withheld) of the other parties, except as may be required by law or stock exchange listing requirements.

ARTICLE 7

TERMINATION

Section 7.01. Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing: (a) by written consent of the SPAC, Buyer and Seller, (b) by written notice by Buyer or Seller if the Closing has not occurred on or prior to June 13, 2025, (c) by written notice to Seller and the SPAC from Buyer if there is any breach of representation, warranty, or covenant of Seller and/or the SPAC such that the conditions specified in Section 1.05 of this Agreement would not be satisfied at the Closing, (d) by written notice to Buyer from Seller or the SPAC if there is any breach of representation, warranty, or covenant of Buyer such that the conditions specified in Section 1.04 of this Agreement would not be satisfied at the Closing. In the event of the termination of this Agreement, this Agreement shall become void and of no further force or effect without liability of any party (or any shareholder, director, officer, employee, affiliate, agent, consultant or representative of such party) to the other Parties hereto; provided that, if such termination shall result from the willful and material breach by a party of its covenants and agreements hereunder or common law fraud or willful and material breach in connection with the transactions contemplated by this Agreement, such party shall not be relieved of liability to the other Parties for any such willful and material breach or common law fraud occurring prior to such termination. The provisions of ARTICLE 2, ARTICLE 3, ARTICLE 7 and ARTICLE 8 will survive any termination of this Agreement.

ARTICLE 8

MISCELLANEOUS

Section 8.01. Expenses. Except as otherwise specifically stated herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 8.02. Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 8.03. Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.03):

If to Buyer:	MI7 Sponsor, LLC
200 Park Avenue, 58th floor
New York, NY 10166
Attn: Chinh Chu, Senior Managing Director
Email: chu@cc.capital

With a copy (which shall not Akin Gump Straus Hauer & Feld
constitute notice) to:	One Bryant Park
New York, NY 10024
Attn: Jeff Potash
Email: JPotash@akingump.com

If to Seller:	M3-Brigade Sponsor LLC
1700 Broadway, 19th Floor
New York, NY 10019
Attn: Charles Garner, General Counsel
Email: CGarner@m3-partners.com

With a copy (which shall not Paul Weiss Rifkind Wharton & Garrison
constitute notice) to:	1285 Avenue of the Americas
New York, NY 10019
Attn: Rafael Russo
Email: RRusso@paulweiss.com

Section 8.04. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.05. Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.06. Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the terms and provisions in the body of this Agreement and those in the documents delivered in connection herewith and the Exhibits hereto, the terms and provisions in the body of this Agreement shall control.

Section 8.07. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the parties may assign their respective rights or obligations hereunder without the prior written consent of the other parties. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.08. No Third-Party Beneficiaries. Except as provided in ARTICLE 4, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.09. Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto.

Section 8.10. Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 8.11. Governing Law. All matters arising out of or relating to this Agreement and all related documents shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision.

Section 8.12. Submission to Jurisdiction. Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement or the transactions contemplated hereby may be instituted only in the federal courts of the United States of America or the courts of the State of New York, in each case located in the Borough of Manhattan in New York City, State of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTERCLAIM OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 8.13. Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 8.14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 8.15. Waiver against Trust.

(a) Effective from and after the Closing, Seller hereby agrees, on behalf of itself and its Affiliates, that, notwithstanding anything to the contrary in this Agreement, neither Seller nor any of its Affiliates shall have or shall at any time thereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Buyer, Seller, the SPAC or their respective Affiliates, on the one hand, and Seller or its Affiliates, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Seller Released Claims”). Seller, on behalf of itself and its Affiliates, hereby irrevocably waives any Seller Released Claims that Seller or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Buyer, Seller, the SPAC or their respective Affiliates). Seller agrees and acknowledges that such irrevocable waiver by it is material to this Agreement and specifically relied upon by Buyer and its affiliates to induce it to enter into this Agreement, and Seller further intends and understands such waiver to be valid, binding and enforceable against Seller and each of its affiliates under applicable law.

(b) Effective from and after the termination of this Agreement in accordance with Section 7.01, Buyer hereby agrees, on behalf of itself and its Affiliates, that, notwithstanding anything to the contrary in this Agreement, neither Buyer nor any of its Affiliates shall have or shall at any time thereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Buyer, Seller, the SPAC or their respective Affiliates, on the one hand, and Buyer or its Affiliates, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Buyer Released Claims”). Buyer, on behalf of itself and its Affiliates, hereby irrevocably waives any Buyer Released Claims that Buyer or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Buyer, Seller, the SPAC or their respective Affiliates). Buyer agrees and acknowledges that such irrevocable waiver by it is material to this Agreement and specifically relied upon by Seller and its affiliates to induce it to enter into this Agreement, and Buyer further intends and understands such waiver to be valid, binding and enforceable against Buyer and each of its affiliates under applicable law.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

BUYER

MI7 Sponsor, LLC

By:	/s/ Thomas Boychuk
Name:	Thomas Boychuk
Title:	Chief Financial Officer & Managing Director

SPAC

M3-Brigade Acquisition V Corp.

By:	/s/ Mohsin Y. Meghji
Name:	Mohsin Y. Meghji
Title:	Executive Chairman

SELLER

M3-Brigade Sponsor V LLC
By: M3-Brigade Acquisition Partners V Corp.

By:	/s/ Mohsin Y. Meghji
Name:	Mohsin Y. Meghji
Title:	Chief Executive Officer